UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 15, 2013

Commission File Number:  001-8402

ISC8 Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0280334
(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California 92626
(Address of principal executive offices)

714-549-8211
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On or about January 15, 2013 and April 12, 2013, the Company issued an aggregate of 5,046,700 and 4,416,908, respectively, shares of the Company's common stock ("Common Stock") to 25 accredited investors pursuant to the Company's election, according to the terms and conditions of those certain 12% Subordinated Secured Convertible Notes (the "Notes") issued by the Company to such investors on various dates between December 23, 2010 and July 19, 2011. These shares were issued in lieu of cash in order to pay the interest accrued on the Notes for the fiscal quarters ended December 31, 2012 and March 31, 2013, respectively. In addition, on or about January 31, 2013, the Company issued an aggregate of 1,111,112 shares of Common Stock to two accredited investors as payment in full of obligations due from the Company for contract performance.

The issuances of Common Stock described in this Current Report on Form 8-K have been determined to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. When the Notes were issued, those transactions were determined to be exempt from registration under the Securities Act, in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. These determinations were based in part on the respective representations by the investors that they were accredited investors, as that term is defined in Regulation D, and that they were acquiring the securities for investment purposes only and not with a view to any distribution or for sale in connection with any distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 Inc.

Date:   April 24, 2013
By:	/s/ John Vong

Name: John Vong
Title: Chief Financial Officer